SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) August 10, 1999
--------------------------------------------------------------------------------

                           Hydron Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         New York                   0-6333                    13-1574215
------------------------------------------------------------------------
(State or other jurisdiction     (Commission                  (IRS Employer
      of incorporation)           file number)            Identification number)

                1001 Yamato Road, Suite 403, Boca Raton, FL 33431
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code   561-994-6191

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountants.

        Pursuant to a written consent dated August 10, 1999, the Board of Directors of the Company approved the engagement of Infante, Lago & Company as its independent auditors for the fiscal year ending December 31, 1999 to replace the firm of Ernst & Young LLP ("E & Y"), who were dismissed as the auditors of the Company effective immediately.

        The report of E & Y on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1998, and in the subsequent interim period, there were no disagreements with E & Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E & Y, would have caused E & Y to make reference to the matter in their report.

        The Company has requested E & Y to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 16, 1999, is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

     c) Exhibits

        Exhibit #        Description of Exhibit

        16.              Letter from Ernst & Young LLP

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      Hydron Technologies, Inc.

                                         BY: /s/ Richard Banakus
                                             ----------------------------------
                                             Richard Banakus, Interim President

DATED: August 16, 1999